RETIREMENT PLAN FOR EMPLOYEES OF
                SOUTH ALABAMA BANCORPORATION




                     T A B L E   O F   C O N T E N T S


A R T I C L E                                           P A G E

    I               DEFINITIONS                            1

    II              ELIGIBILITY AND PARTICIPATION
      2.01          Eligibility                           21
      2.02          Entry and Participation               21
      2.03          Reemployment                          21
      2.04          Acceptance                            21
      2.05          Employees who are Officers,
                    Shareholders or Highly Compensated    21
      2.06          Absence in the Armed Service          22
      2.07          Transfers Among Employers which are
                    Controlled Group Members              22

    III                   FUNDING OF PLAN
      3.01          Medium of Funding                     23
      3.02          Contributions                         23
      3.03          Maintenance of Funding
                    Standard Accounts                     23
      3.04          Prohibition of Reversion              23

    IV              BENEFITS
      4.01          General Provisions Relating to
                    Determination and Payment of Benefits 25
      4.02          Form of Benefit Payment               28
      4.03          Limitation on Benefits                32
      4.04          Normal Retirement                     36
      4.05          Early Retirement                      37
      4.06          Delayed Retirement                    37
      4.07          Disability Retirement                 38
      4.08          Termination of Employment             38
      4.09          Pre-Retirement Death Benefit          40
      4.10          Post-Retirement Death Benefit         41
      4.11          No Duplication of Benefits            41

    V               OPTIONAL RETIREMENT BENEFITS
      5.01          Election of Optional Retirement Benefit43
      5.02          Determination of Optional Benefit     43
      5.03          Description of Options                43
      5.04          Cancellation of Election              44
      5.05          Purchase of Annuities                 44
      5.06          Eligible Rollover Distributions       44

A R T I C L E                                           P A G E

  VI               MODIFICATION FOR TOP-HEAVY
                   PLANS
        6.01       Application of Article                 46
        6.02       Minimum Benefit                        46
        6.03       Accelerated Vesting                    47
        6.04 Modification of Defined Benefit and Defined Contribution Plan Fraction 47

 VII               PARTICIPATING EMPLOYEES
        7.01       Participation by Other Employers       48
        7.02       Delegation of Authority                48
        7.03       Employee Transfer                      48
        7.04       Discontinuance of Participation        48
        7.05       Administrative Committee Authority     48

VIII               ADMINISTRATION OF PLAN
        8.01       Plan Administrator                     49
        8.02       Claims Procedure                       50
        8.03       Records                                51
        8.04       Delegation of Authority                51
        8.05       Legal Incompetence                     52
        8.06       Correction of Errors                   52
        8.07       Qualified Domestic Relations
                   Order Procedure                        52

  IX               AMENDMENT OR TERMINATION
        9.01       Amendment of Plan                      54
        9.02       Termination of Plan                    55
        9.03       Mergers                                55
        9.04       Rights Nonforfeitable                  55
        9.05       Allocation of Assets                   56
        9.06       Restrictions on Benefits               57

   X               MISCELLANEOUS
       10.01       Liability of Employer                  59
       10.02       Spendthrift Clause                     59
       10.03       Successor to Business of Employer      59
       10.04       Conflict of Provisions                 60
       10.05       Successors to Trustee                  60
       10.06       Definition of Words                    60
       10.07       Titles                                 60
       10.08       Execution of the Plan                  60

                             A R T I C L E   I
                                DEFINITIONS

As used herein, the following words and phrases shall have the meaning indicated unless otherwise defined or required by the context:
    Section 1.01 "Accrued Benefit" shall mean, for a Participant who has not reached his Normal Retirement Date, the product of (a) and (b) where
(a) is a monthly amount commencing on the first day of the month next following his Normal Retirement Date, and payable thereafter pursuant to the normal form of settlement, calculated under Section 4.04(b) as though his Employment had continued uninterrupted until his Normal Retirement Date, but based on his Average Compensation as of the date of his termination of Employment; and
(b) is a fraction, the numerator of which is the actual number of the Participant's Years of Credited Service for Benefit Accrual and the denominator of which is the number of years of Credited Service for Benefit Accrual with which he would have been credited had his Employment continued uninterrupted until his Normal Retirement Date.

    Section 1.02 "Actuary" or "Actuarial Firm" shall mean a qualified actuary who is enrolled by the Joint Board for the Enrollment of Actuaries and who performs the annual actuarial valuations and other computations required under the Plan, or a firm which employs such an actuary and which provides such actuarial valuations.

    Section 1.03 "Actuarial Equivalent" shall mean a benefit which is of equal value at the date of determination to the benefit otherwise defined, computed on the basis of an interest rate of seven percent (7%) per annum and mortality rates from the 1983 Group Annuity Mortality Table. However, for purposes of determining the equivalent present value of a benefit, the interest rate shall be the lesser of the rate stated above or the immediate and deferred interest rates for determining lump sum distributions under terminating plans promulgated by the Pension Benefit Guaranty Corporation as of the first day of the Plan Year in which the benefit is distributed.

    Section 1.04 "Administrative Committee" or "Committee" shall mean the committee to which the administrative duties and responsibilities under the Plan are delegated pursuant to Section 7.04 hereof.
    Section 1.05 "Administrator" or "Plan Administrator" shall mean, with respect to the Plan, the Sponsor.

    Section 1.06 "Alternate Payee" shall mean any Spouse, former Spouse, child or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

    Section 1.07 "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day in which all events have occurred which entitle the Participant to the benefit.

    Section 1.08 "Average" shall mean, with respect to a Participant's Compensation, the average thereof over the five (5) consecutive whole Plan Years of his Employment during the last ten (10) Plan Years during which his Compensation was the greatest, or over the lesser number of such Plan Years that he actually shall have completed.

    Section 1.09 "Bargaining Unit" shall mean the bargaining unit described in any collective bargaining agreement between the Employer any any union. Whenever the Plan makes reference to an Employee in a Bargaining Unit, he shall be deemed to be included if his status of Employment is such that compensation, fringe benefits and working conditions are determined by such collective bargaining agreement, whether or not he is a member of the union.

    Section 1.10 "Beneficiary" shall mean the designated recipient or recipients who shall receive any benefits payable under the Plan upon the death of a Participant. If the Participant does not name a beneficiary, the Trustee shall, upon the death of the Participant, pay any benefit payable under the Plan to the Participant's estate. Notwithstanding the preceding, for a married Participant, Beneficiary shall mean the Spouse of the Participant unless an alternate Beneficiary is chosen in accordance with
Section 4.02(b)(3).

    Section 1.11   "Board" shall mean the Board of Directors of the Sponsor.

    Section 1.12 "Break in Employment" shall mean a Plan Year during which an Employee has not been credited with more than five hundred (500) Hours of Employment.

    Section 1.13 "Cash-out Distribution" shall mean a distribution to a Participant of the present value of his entire nonforfeitable benefit under the Plan which is made no later than the close of the second Plan Year following the Plan Year in which he terminates participation in the Plan.

    Section 1.14 "Compensation" shall mean the following for each respective purpose under the Plan:

(a) Section 415 Compensation.  For the purpose of applying the limitations of section 415 of the Code, Compensation shall mean the Participant's wages, salaries, and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including but not limited to commissions or compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, reimbursement and expense allowances) and such other amounts as are included as Compensation under Treasury Regulation section 1.415-2(d)(2). Compensation for this purpose does not include the following: (1) Employer contributions to a plan of deferred compensation to the extent that, before application of the section 415 limits, such contributions are not includable in the Employee's gross income for the taxable year in which contributed (including amounts contributed pursuant to a salary reduction agreement which are excludable from gross income under sections 125, 402(e)(3) or 402(h) of the Code) or distributions from a plan of deferred compensation; or (2) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent such amounts are not includable in the gross income of the Employee). At the election of the Employer, Section 415 Compensation shall mean any other definition of Compensation, consistently applied, which is considered to be Compensation within the meaning of section 415(c)(3) of the Code.

(b) Section 414(s) Compensation.  Section 414(s) Compensation shall mean
    Section 415 Compensation as described hereinabove plus any amount which is not includable in the gross income of the Employee under sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

(c) Compensation Used to Determine Benefits. For purposes of determining benefits under the Plan, Compensation shall mean Section 414(s) Compensation paid by the Employer to the Employee for the Plan Year.

(d) Highly Compensated Employees. For purposes of determining Highly Compensated Employees under section 414(q) of the Code as defined in
    Section 1.37, Compensation shall mean Section 414(s) Compensation as defined herein paid by the Employer to the Employee for the twelve
    (12)-month period preceding the determination date.

(e) Compensation Limits. Compensation, for all purposes, shall exclude amounts in excess of two hundred thousand dollars ($200,000) (or such other amount as determined in accordance with the cost-of-living adjustment procedures described in section 415(d) of the Code). In the event of a Plan Year that contains fewer than twelve (12) calendar months, then the annual compensation limit is an amount equal to the annual compensation limit for the calendar year in which the compensation period begins multiplied by the ratio obtained by dividing the number of full months in the period by twelve (12). In determining Compensation of a Highly Compensated Employee who is a Five Percent Owner or among the ten
    (10) most highly compensated Employees for such Plan Year, the Compensation of the Family Unit shall be aggregated pursuant to sections 414(q)(6) and 401(a)(17) of the Code. If as a result of the application of such rules the two hundred thousand dollar ($200,000) limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration formula if the Plan provides for permitted disparity) the limitation shall be prorated among the affected Participants in proportion to each such Participant's Compensation as determined under this Section prior to the application of this limitation. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 Annual Compensation Limit. The OBRA '93 Annual Compensation Limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)
    (B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve
    (12) months, the OBRA '93 Annual Compensation Limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period and the denominator of which is twelve (12). For
    Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 Annual Compensation Limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 Annual Compensation Limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 Annual Compensation Limit is $150,000."
    For all Self-Employed Individuals, Compensation shall mean Earned Income.

    Section 1.15   "Controlled Group Member" shall mean

(a) any corporation which is a member of a controlled group of corporation (as defined by section 414(b) of the Code) of which the Employer is a member,

(b) any other trade or business (whether or not incorporated) which is under common control with respect to the Employer (as defined by section 414(c) of the Code), or

(c) any organization which is a member of an affiliated service group (as defined by section 414(m) of the Code); but only for the period during which such other corporation, trade, business or organization and the Employer are members of such controlled group of corporation, are under such common control or are serving as an affiliated service group. All employees of the Controlled Group Members shall be treated as employed by a single employer.

    Section 1.16 "Credited Service for Benefit Accrual" shall mean the sum of an Employee's Years of Employment; excluding, however

(a) Years of Employment with respect to which he receives a Cash-out Distribution unless he repays to the Plan, in accordance with repayment procedures specified under Section 4.01(b) hereunder, the full amount of the distribution plus interest thereon; and

(b) in the case of an Employee not entitled to a Vested Benefit as of prior termination of Employment, Years of Employment prior to a Break in Employment if the number of consecutive Breaks in Employment equals or exceeds the greater of: (a) five, or (b) the total number of Years of Employment before the Break in Employment.

    Section 1.17 "Credited Service for Vesting" shall mean the sum of an Employee's Years of Employment; excluding, however, in the case of an Employee not entitled to a Vested Benefit as of a prior termination of Employment, Years of Employment prior to a Break in Employment if the number of consecutive Breaks in Employment equals or exceeds the greater of: (a) five, or (b) the total number of Years of Employment before the Break in Employment.

    Section 1.18 "Delayed Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Delayed Retirement Date.

    Section 1.19 "Delayed Retirement Date" shall mean the first day of the month following the date after a Participant's Normal Retirement Date on which he actually retires.

    Section 1.20 "Determination Date" shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year and, for the first Plan Year of the Plan, the last day of that year.

    Section 1.21 "Disability Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Disability Retirement Date.

    Section 1.22 "Disability Retirement Date" shall mean the first day of the month following the date on which a Participant is determined to be disabled as defined in Section 4.06 which date is on or after the later of the date on which the Participant attains age fifty (50) or the date the Participants completes ten (10) Years of Employment.

    Section 1.23 "Domestic Relations Order" shall mean a judgment, decree, or order (including approval of a property settlement agreement) made pursuant to state domestic relations law or community property law that relates to the provision of child support or alimony payments to, or marital property rights of a Spouse, former Spouse, child or other dependent of a Participant.

    Section 1.24 "Earliest Retirement Age" shall mean the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

    Section 1.25 "Early Retirement Age" shall mean for each Participant, the later of the date on which he attains age fifty-five (55) or the date he completes ten (10) years of Credited Service for Vesting.

    Section 1.26 "Early Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Early Retirement Date.

    Section 1.27 "Early Retirement Date" shall mean, for each Participant, the first day of the month coincident with or next following the date on which he attains his Early Retirement Age.

    Section 1.28 "Effective Date" shall mean the effective date of this amendment and restatement of the Plan which shall be January 1, 1995. The original effective date of the Plan is January 1, 1987, and the original effective date of the Prior Plan is December 21, 1973.

    Section 1.29 "Employee" shall mean an individual employed by the Employer or by any other employer required to be aggregated with the Employer under sections 414(b), (c), (m) or (o) of the Code, including any Bargaining Unit or Leased Employee.

    Section 1.30   "Employer" shall mean:

(i) South Alabama Bancorporation, a holding corporation,

(ii) The Bank of Mobile, a corporation with its principal place of business in Mobile, Alabama;

(iii) First National Bank, a National Banking Association with its principal place of business in Brewton, Alabama; and

(iv) any other trade or business which, with the consent of the Sponsor in accordance with Article VII, adopts this Plan.

    Section 1.31 "Employment" shall mean the employment relationship as an Employee of the Employer.

    Section 1.32 "Employment Date" shall mean the date as of which an Employee is credited with the first Hour of Employment upon his initial Employment.

    Section 1.33 "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

    Section 1.34 "Family Members" shall mean such Employee's spouse (at any time during the Plan Year) and lineal ascendants and descendants and their spouses.

    Section 1.35 "Family Unit", shall mean such Employee's Spouse (at any time during the Plan Year) and lineal descendants who have not attained age nineteen (19) as of the last day of the Plan Year.

    Section 1.36 "Five-Percent Owner" shall mean any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the capital or profits interest of the Employer.

    Section 1.37 "Highly Compensated Employee" shall mean with respect to a Plan Year, any Employee who at any time during the Plan Year or the preceding twelve (12) consecutive month period, met one of the criteria below:

(a) a Five-Percent Owner,

(b) an Employee receiving more than seventy-five thousand dollars ($75,000) in Compensation from the Employer,

(c) an Employee receiving more than fifty thousand dollars ($50,000) in Compensation from the Employer and who, when all Employees are ranked on the basis of Compensation is in the group consisting of the top twenty percent (20%) of Employees,

(d) an officer of the Employer who received Compensation of more than fifty percent (50%) of the dollar limit on annual benefits from a defined benefit plan under Code section 415(b)(1)(A). If for any year no officer of the Employer received Compensation in excess of this level, the highest paid officer of the Employer shall be treated as a Highly Compensated Employee, or

(e) a former Employee who separated from Service prior to the year containing the current Determination Date, and who was a Highly Compensated
    Employee during the year he separated from Service, or who was a Highly Compensated Employee during any year, containing any Determination Date, ending on or after the Employee's attainment of age fifty-five (55).

Notwithstanding, any Employee who is described under (b), (c) or (d) above for the current Plan Year and who was not described as such for the preceding twelve (12) consecutive month period shall be considered a Highly Compensated Employee under (b), (c) or (d) above only if, in the current Plan Year, such Employee is a member of the group consisting of the top one hundred (100) paid Employees. If an Employee is, during a Determination Year or the preceding twelve (12) consecutive month period, a Family Member of either a Five Percent Owner who is an active or former Employee or a Highly
Compensated Employee who is one of the ten (10) most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the Family Member and the Five Percent Owner or top ten (10) Highly Compensated Employee shall be aggregated. In such case, the Family Member and Five Percent Owner or top ten Highly Compensated Employee shall be treated as a single Employee receiving Compensation and Plan benefits equal to the sum of such Compensation and benefits of the Family Member and Five Percent Owner or top ten (10) Highly Compensated Employee. These criteria shall be applied in accordance with section 414(q) of the Code and regulations thereunder as may be prescribed by the Secretary of the Treasury. The dollar amounts prescribed under (b) and (c) hereinabove will be adjusted according to procedures issued by the Secretary of the Treasury.

    Section 1.38   "Hour of Employment" shall mean the following:

(a) Each hour for which an Employee is paid, or entitled to payment of Compensation as defined in this Article I, for the performance of duties for the Employer or any other Controlled Group Member during the applicable computation period.

(b) Each hour for which an Employee is paid, or entitled to payment of Compensation as defined in this Article I, by the Employer or any other Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the Employment relationship has terminated) due to vacation, holiday, illness, incapacity
    (including disability), jury duty, military duty or leave of absence; provided, however, that with respect to this subsection (b):

    (1) no more than five hundred and one (501) Hours of Employment shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period),

    (2) hours for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws, and

    (3) hours shall not be credited for a payment which solely reimburses an Employee for medical or medically-related expenses incurred by the Employee.

    For purposes of this subsection (b), a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

(c) Solely for determining whether an Employee has incurred a Break in Employment, Hours of Employment shall include each hour for which an Employee is absent from work for any period by reason of the pregnancy of the Employee, the birth of a child of the Employee, placement of a child with the Employee in connection with the adoption of such child by such Employee or for purposes of caring for such child. The hours to be credited to such Employee in accordance with this subparagraph (c) shall be the Hours of Employment which otherwise would normally have been credited to such Employee but for such absence, or in any case in which the Plan Administrator is unable to determine such Hours of Employment, eight (8) Hours of Employment per day of such absence; provided, however, that with respect to this subsection (c):

    (1) no more than five hundred and one (501) Hours of Employment shall be credited to an Employee by reason of any one such pregnancy or placement,

    (2) such hours shall be treated as Hours of Employment in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Employment in such Plan Year solely because periods of absence are treated as Hours of Employment, or in any other case, in the immediately following year, and

    (3) no Hours of Employment will be credited unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to in this subsection (c) including a statement of the number of days for which there was such an absence.

(d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under subsection (a), (b) or (c) and under this subsection. Hours credited for back pay under this subsection with respect to periods described in subsection (b) shall be subject to the limitations set forth in subsection (b).

The provisions of paragraphs (b) and (c) of 29 CFR 2530.200b-2 shall be observed in crediting Hours of Employment under this Section, which
paragraphs are incorporated herein by reference. Section 1.39   "Key
Employee" shall mean any Employee, former Employee or Beneficiary thereof, who, at any time during the Plan Year in question or during any of the four
(4) preceding Plan Years, is:

(a) an officer of the Employer who received Compensation of more than fifty percent (50%) of the dollar limit on annual benefits from a defined benefit plan under Code section 415(b)(1)(A) for the calendar year in which such Plan Year ends,

(b) one of the ten (10) Employees having annual Compensation greater than the limitation in effect under Code section 415(c)(1)(A) and owning both the largest interests in the Employer and more than a one-half of one percent (0.5%) interest in the Employer and one of the ten (10) largest interest in the Employer,

(c) a Five-Percent Owner or

(d) a one-percent owner of the Employer having an annual Compensation from the Employer of more than one hundred and fifty thousand dollars ($150,000).

For the purposes of paragraph (a), no more than fifty (50) Employees (or, if less, the greater of three (3), or ten percent (10%), of the Employees) shall be treated as officers. For the purposes of paragraph (b), if two (2) Employees have the same interest in the Employer, the Employee having greater annual Compensation shall be treated as having the larger interest. For the purposes of applying the terms of this definition, the provisions of Code section 416(i) are incorporated herein by reference.

    Section 1.40 "Leased Employee" shall mean an individual who is not employed by the Employer but shall be considered an Employee of the Employer if:
(a) the services of the Leased Employee are provided pursuant to an implied or express agreement between the Employer and a leasing organization;

(b) the Leased Employee has performed such services for the Employer on a substantially full-time basis for a period of at least one (1) year; and

(c) such services are of a type actually or historically performed by Employees of the Employer or by employees of an employer in the business field of the Employer.

Provided however, that a Leased Employee shall not be considered an Employee of the Employer if:

(d) such Leased Employee is covered by a plan maintained by the leasing organization which is a qualified non-integrated money purchase pension plan providing: (1) an employer contribution of at least ten percent (10%) of the Leased Employee's compensation, (2) full and immediate vesting, and (3) immediate eligibility to participate for any Leased Employee who, in each plan year during the four (4)-year period ending with the current plan year, has compensation in excess of one thousand dollars ($1,000); and

(e) the number of Leased Employees do not constitute more than twenty percent (20%) of the non-Highly Compensated Employees of the Employer.

    Section 1.41   "Limitation Year" shall mean the Plan Year.

    Section 1.42 "Non-Key Employee" shall mean an Employee who is not a Key Employee.

    Section 1.43 "Normal Retirement Age" shall mean, for each Participant the date on which he attains age sixty-five (65) and completes five (5) years of participation under the Plan.

    Section 1.44 "Normal Retirement Benefit" shall mean the benefit to which a Participant is entitled at his Normal Retirement Date.

    Section 1.45 "Normal Retirement Date" shall mean, for each Participant, the first day of the month coinciding with or next following the date on which he attains his Normal Retirement Age.

    Section 1.46 "Participant" shall mean any Employee who becomes a participant in the Plan as provided in Article II.

    Section 1.47 "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

    Section 1.48 "Plan" shall mean the the Retirement Plan for Employees of South Alabama Bancorporation as contained herein and as amended from time to time and shall include the Trust Agreement, as it may be amended from time to time, and the Trust established under said Agreement. This Plan is an amendment and restatement of The Bank of Mobile Retirement Plan.

    Section 1.49 "Plan Year" shall mean the consecutive twelve (12)-month period ending on December 31.

    Section 1.50 "Prior Plan" shall mean the First National Bank Employees' Pension Plan, which was merged into this Plan effective January 1, 1995.

    Section 1.51 "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee, the right to receive all or a portion of the benefits payable to a Participant under the Plan and does not alter the amount or form of Plan benefits. Any order that is qualified under this Section shall remain qualified with respect to a successor Plan of the Employer or a Plan of a successor Employer.

(a) To be a Qualified Domestic Relations Order, a Domestic Relations Order shall specify the following:

    (1) the name and the last known mailing address, if any, of the Participant and the name and mailing address of each Alternate Payee covered by the order,

    (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined,

    (3)  the number of payments or period to which such order applies, and

    (4)  a statement that such order applies to this Plan.

(b) Such order shall not require:
    (1) the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan,

    (2) the Plan to provide an increased benefit determined on the basis of actuarial value, or

    (3) the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

(c) In the case of any payment before a Participant has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of subparagraph (b)(1) above solely because such order requires that payment of benefits be made to an Alternate Payee:

    (1) on or after the date on which the Participant attains (or would have attained) his Earliest Retirement Age, or

    (2) as if the Participant had retired on the date on which such payment is to begin under such order (but taking into account only the benefits actually accrued and not taking into account the present value of any employer subsidy for early retirement), and

    (3) in any form in which such benefits may be paid under the Plan to the Participant.

    Section 1.52 "Qualified Joint and Survivor Annuity" shall mean, for a married Participant, an immediate annuity for the life of the Participant with a survivor annuity for the life of his Spouse which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his Spouse, and which is the Actuarial Equivalent of the normal form of settlement under the Plan. For a Participant who is not married, Qualified Joint and Survivor Annuity shall mean an immediate annuity for the life of the Participant.

    Section 1.53 "Qualified Preretirement Survivor Annuity" shall mean, for a Participant who dies after his Earliest Retirement Age, the survivor's portion of the benefit that would have been payable if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before his date of death. For a Participant who dies on or before his Earliest Retirement Age, this term shall mean the survivor's portion of the benefit that would have been payable if the Participant had

    (a) separated from service on the date of death (or actual date of separation from service, if earlier),

    (b)  survived to his Earliest Retirement Age,

    (c) retired with an immediate Qualified Joint and Survivor Annuity at his Earliest Retirement Age, and

    (d)  died on the following day.

    Section 1.54 "Required Aggregation Group" shall mean (a) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (b) any other qualified plan of the Employer which enables a plan described in (a) to meet the requirements of sections 401(a)(4) or 410 of the Code.

    Section 1.55 "Reemployment Date" shall mean the date as of which an Employee is credited with the first Hour of Employment after an interruption in Employment.

    Section 1.56 "Retirement Equity Act" shall mean Public Law 98-397 as in effect on the relevant date to be interpreted under the Plan.

    Section 1.57 "Social Security Retirement Age" shall mean that age set by the Social Security Administration at which time an individual shall be eligible for social security normal retirement benefits, as follows:

Social Security
Year of Birth         Retirement Age

Before 1938                65
1938 - 1954                66
1955 or later              67

    Section 1.58   "Sponsor" shall mean South Alabama Bancorporation.

    Section 1.59 "Spouse" or "Surviving Spouse" shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order.

    Section 1.60 "Tax Reform Act" shall mean Public Law 98-369 as in effect on the relevant date to be interpreted under the Plan and regulations relative thereto.

    Section 1.61 "Top Heavy Plan" shall mean this Plan for any Plan Year if, as of the Determination Date, any of the following conditions exist:

(a) the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans,

(b) this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%), or

(c) this Plan is a part of the Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

    Section 1.62 "Top Heavy Ratio" shall mean, for any Required or Permissive Aggregation Group, as appropriate, a fraction, the numerator of which is the sum of the present value of Accrued Benefits plus, if the Employer maintains a defined contribution plan, the account balances thereunder, for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances and the present value of Accrued Benefits for all Participants as of the Determination Date(s), all determined in accordance with section 416 of the Code and the regulations thereunder. The Accrued Benefits and account balances in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution made in the five (5)-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in a Required Aggregation Group.

For purposes of the above, the value of account balances and the present value of Accrued Benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve (12)-month period ending on the Determination Date, except as provided in section 416 of the Code and the regulations thereunder. The account balances and Accrued Benefits of a Participant who is not a Key Employee but who was a Key Employee in a prior year, or who has not been credited with at least one (1) Hour of Employment with the Employer at any time during the five (5)-year period ending on the Determination Date will be disregarded. The account balances and Accrued Benefits of a former Employee who has performed no services for the Employer for five (5) years shall be disregarded in determining whether the Plan is Top Heavy. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with section 416 of the Code and the regulations thereunder. Employee contributions and salary deferrals will be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of account balances and Accrued Benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

    Section 1.63 "Trust Agreement" shall mean the trust agreement and any and all amendments and successor agreements entered into between the Sponsor and the Trustee for the purpose of finding benefits under the Plan. The Trust Agreement shall be deemed to be part of this Plan as if all its terms and provisions were fully set forth herein.

    Section 1.64 "Trust Fund" or "Fund" shall mean the assets, consisting of cash and such other property as shall be paid or delivered to the Trustee, including earnings thereon.

    Section 1.65 "Trustee" shall mean the party or parties designated as such in the Trust Agreement.

    Section 1.66 "Valuation Date" shall mean January 1 which is the first day of each Plan Year.

    Section 1.67 "Vested Benefit" shall mean the nonforfeitable percentage of an Accrued Benefit to which a Participant is entitled as determined under
Section 4.07.

    Section 1.68 "Year of Employment" shall mean the computation period of twelve (12) consecutive months, as set forth herein below, during which an Employee has been credited with at least one thousand (1,000) Hours of Employment.

(a) For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Employment. The computation period beginning after a Break in Employment shall be measured from the date on which the Employee again performs an Hour of Employment. After the initial computation period, the participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Employment. For these purposes, an Employee who is credited with one thousand (1,000) Hours of Employment in both the initial computation period and the succeeding computation period shall be credited with two (2) Years of Employment.

(b) For purposes of determining Credited Service for Benefit Accrual and Credited Service for Vesting, the computation period shall be the Plan Year.

                            A R T I C L E   II
                       ELIGIBILITY AND PARTICIPATION

    Section 2.01 Eligibility. Any Employee who was a Participant in this Plan or in the Prior Plan immediately prior to the Effective Date, shall continue his participation uninterrupted. Each other Employee who is not a Leased Employee or a Bargaining Unit Employer shall be eligible to become a Participant upon the later of:

    (a)  the date on which he completes one (1) Year of Employment, or

    (b)  the date on which he attains age twenty-one (21).

    Section 2.02 Entry and Participation. Each Employee who is eligible shall become a Participant and enter the Plan on the date he shall have satisfied the conditions of eligibility.

    Section 2.03 Reemployment. Notwithstanding the foregoing Section, an Employee who is reemployed and who was a Participant, or who had satisfied the conditions of eligibility as of a prior termination of Employment, shall become a Participant and enter the Plan on his Reemployment Date.

    Section 2.04 Acceptance. The Plan shall not be deemed to constitute a contract between the Employer and a Participant or to be a consideration or an inducement for the Employment of any Employee. No provisions of the Plan shall be deemed to abridge or limit any managerial right of the Employer, or to give any Employee or Participant the right to be retained in Employment, or to interfere with the right of the Employer to discharge any Employee or Participant at any time regardless of the effect which such discharge may have on him as a Participant. By his act of participation in the Plan, each Participant, on behalf of himself, his heirs, assigns and Beneficiary shall be deemed conclusively to have agreed to and accepted the terms and conditions of this Plan.

    Section 2.05   Employees Who Are Officers, Shareholders or Highly
Compensated.

Employees who are highly compensated or who are officers or shareholders of the Employer may participate hereunder on and after the Effective Date only if they meet the same eligibility requirements which must be met by other Employees as stated herein in Section 2.01.

    Section 2.06 Absence in the Armed Services. In the case of an Employee who leaves Employment to enter the Armed Services of the United States of America and who returns to Employment on or before the expiration of ninety
(90) days after the date on which he is entitled to be released from active duty in the Armed Services (or at such other date as the law may specify as to reemployment), such Employment, to the extent required by law, shall be treated as continuous despite such absence and such period of absence shall be included in determining Years of Employment for purposes of the Plan.

    Section 2.07 Transfers Among Employers which are Controlled Group Members. A transfer of an Employee directly from this Employer to another
Controlled Group Member shall not constitute a termination of Employment or an interruption in Credited Employment; provided, however, that there shall be no duplication of benefits. Upon the transfer of an employee from another Controlled Group Member to this Employer, the years of employment with which he was credited with the previous employer shall count as Years of Employment under the Plan.

                            A R T I C L E   III
                              FUNDING OF PLAN

    Section 3.01 Medium of Funding. Investment of all contributions under the Plan and all transactions of the Trust Fund shall be made in accordance with the terms of the Trust Agreement.

    Section 3.02 Contributions. The Employer shall contribute to the Plan for each Plan Year such amount as is necessary to satisfy the funding requirements of the Plan. Such amount shall be determined each year by the Actuary under the funding and asset valuation methods used to determine the costs and liabilities of the Plan; provided, however, that such actuarial methods shall be reasonable and not otherwise inconsistent with applicable regulations. All contributions shall be made only to the extent deductible under section 404 of the Internal Revenue code. the employer shall make contributions in such amounts and at such times as determined by the Employer in accordance with the funding policy and method established by the Employer which will be consistent with Plan objectives and which are required to keep the Plan qualified under section 401 of the code any other relevant section of the Code or successor thereto, subject to its right to amend or discontinue the Plan and to discontinue contributions.

    Section 3.03 Maintenance of Funding Standard Account. A funding standard account shall be maintained by the Actuary for the purpose of determining the funding requirements of the Plan as provided in Section 3.02 hereof.

    Section 3.04 Prohibition of Reversion. Contributions made by the Employer to the Plan shall be made irrevocably and it shall be impossible for the assets of the Plan to inure to the benefit of the Employer or to be used in any manner other than for the exclusive purpose of providing benefits to Participants and Beneficiaries, and for defraying reasonable expenses of administering the Plan; provided, however, that nothing herein shall be construed to prohibit the return to the Employer of all or part of a contribution:

(a) which is made by the Employer by a mistake of fact provided the return is made within one year after the payment thereof; or

(b) to the extent a deduction thereof under section 404 of the Code is disallowed, provided the return of such contribution is limited to the amount disallowed and is made within one year after the disallowance.

Provided further, that nothing herein shall be construed to prohibit a distribution to the Employer of any residual assets of the Plan pursuant to
Section 8.05(c) hereof after satisfaction of all liabilities of the Plan to Participants and Beneficiaries in the event of termination of the Plan.

                            A R T I C L E   IV
                                 BENEFITS

    Section 4.01 General Provisions Relating to Determination and Payment of Benefits.

(a) General Conditions.
    (1) Before payment of any benefit hereunder, the Administrator may require that written application therefor must be made by the Participant or Beneficiary, as the case may be, and submitted to the Administrator in such form and manner as it shall uniformly and nondiscriminatorily prescribe.

    (2) The Plan Administrator shall require the written consent of the Participant and his Spouse, prior to the commencement of the distribution of any part of his benefit if the value of such benefit is greater than three thousand five hundred dollars ($3,500) and if the distribution is to be made in a form other than a Qualified Joint and Survivor Annuity or if the distribution is to be made in any form prior to the time the Participant has reached his Normal Retirement Age.

    (3) Any payment made in accordance with the provisions of the Plan to a Participant or Beneficiary, or to their legal representative, shall, to the extent of the method of computation as well as the amount thereof, constitute full satisfaction of claims hereunder against the Trustee, the Committee and the Administrator, any of whom may require such Participant, Beneficiary or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor.

    (4) Any benefits available under the Plan which are protected benefits as defined under section 411(d)(6) of the Code and the regulations promulgated thereunder will be available to Participants without regard to the Administrator's consent or discretion.

(b) Cash-outs and Plan Repayment Provisions. If a Participant terminates Employment and the present value of such Participant's Accrued Benefit is not in excess of three thousand five hundred dollars ($3,500) (or any lesser or greater amount which may be established by the Secretary of the Treasury as the maximum amount which may be paid to a Participant without his consent) the Participant will receive a distribution of the present value of the entire vested portion of such Accrued Benefit and the nonvested portion will be forfeited. Payment of such benefit shall be made in a lump sum in lieu of any other form of benefit otherwise payable hereunder in accordance with Section 1.12 hereinabove. For calculating the present value of the benefit, the interest rate used in the calculation shall be the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination. For purposes of this Section, if the present value of a Participant's Accrued Benefit is zero the Participant shall be deemed to have received a distribution of such vested Accrued Benefit.
    If a Participant terminates Employment and the present value of such Participant's vested Accrued Benefit exceeds three thousand five hundred dollars ($3,500), the Participant may elect, in accordance with Section
    4.08 of the Plan, to receive a distribution of the present value of the entire vested portion of such Accrued Benefit and the nonvested portion will forfeited.
    If a Participant receives a distribution pursuant to this Section and the Participant resumes Employment under the Plan, such Participant shall have the right to restore his Accrued Benefit (including all optional forms of benefits and subsidies relating to such benefits) to the extent forfeited upon the repayment to the Plan of the full amount of the distribution plus interest, compounded annually from the date of distribution at the rate determined for purposes of section 411(c)(2)(C) of the Code (assessed from the date of the previous distribution). Repayment must be made before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the close of the first period of five (5) consecutive one-year Breaks in Employment commencing after the distribution. Calculation of such Participant's Accrued Benefit hereunder shall not recognize Benefit
    Service and Compensation attributable to his prior period of employment unless he repays to the Plan.
    Notwithstanding any other provision of the Plan to the contrary, the right of any Participant to receive any benefit payable upon termination of Employment shall not be forfeited or waived if such Participant's Employment is terminated for any reason, provided that such termination occurs after such Participant has met the requirements which would qualify him for benefits hereunder. In the event a Participant terminates Employment without qualifying for a Vested Benefit, he shall be deemed to have received a distribution from the Plan.

(c) Time of Distribution. Benefits shall be paid as soon as is practicable after the value thereof shall have been determined, in accordance with this Article IV, and when a Participant becomes eligible for a benefit, in accordance with the terms of this Article IV. Unless a Participant elects to defer the payment of his benefits until a later date, the payment shall be made or commenced not later than sixty (60) days after the close of the Plan Year in which the later of the following events occurs:
         (i)   the Participant reaches his Normal Retirement Date,

         (ii) the 10th anniversary of the year in which the Participant began participating in the Plan, or

         (iii) the Participant terminates his Employment with the Employer. Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable within the meaning of Section 4.01(a)(2) of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

(d) Required Distribution. Distribution of benefits shall commence no later than April 1st following the calendar year in which the Participant attains age seventy and one-half (70 1/2) without regard to the actual date of Retirement or termination of Employment. Provided however, for any Participant who is at least age seventy and one-half (70 1/2) as of January 1, 1988 and who was not a Five-Percent Owner at any time after attaining age sixty-six and one-half (66 1/2), distribution of benefits shall commence no later than the end of the taxable year in which the Participant attains age seventy and one-half (70 1/2) or in which he retires, whichever is later.

    Section 4.02   Form of Benefit Payment.

(a) Normal Form of Settlement. The normal form of settlement of any benefit provided under the Plan shall be in the form described as a single life annuity. Any other form of benefit payment provided under this Section or optional form of payment under Article V shall be the Actuarial Equivalent of such normal form of settlement.

(b) Joint and Survivor Annuity Requirements. The provisions of this Section shall take precedence over any conflicting provision in this Plan, and shall apply to any Participant who is credited with at least one (1) Hour of Employment with the Employer on or after August 23, 1984.

    (1) Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety (90)-day period ending on the Annuity Starting Date, a Participant's benefits under the Plan will be paid in the form of a Qualified Joint and Survivor Annuity. The Participant may elect to have such annuity distributed upon attainment of his Earliest Retirement Age.

    (2) Qualified Preretirement Survivor Annuity. Unless an election has been made by the Participant to waive the Qualified Preretirement Survivor Annuity and an optional form of benefit has been selected pursuant to a Qualified Election made at any time during the Election Period, his Surviving Spouse shall be entitled to receive a death benefit in the form of a Qualified Preretirement Survivor Annuity. Such Surviving Spouse may elect to commence payment under such annuity within a reasonable period after the Participant's death. The actuarial value of benefits which commence later than the date on which payments would have been made to the Surviving Spouse under a Qualified Joint and Survivor Annuity in accordance with this provision shall be adjusted to reflect the delayed payment.
         For these purposes, the "Election Period" shall mean the period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from Employment prior to the first day of the Plan Year in which age thirty-five
        (35) is attained, the Election Period shall begin on the date of separation. A Participant who will not yet attain age thirty-five
         (35) as of the last day of any current Plan Year may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election will not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as described in subsection (6) hereunder. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35).
         Any new waiver on or after such date shall be subject to the full requirements of this Section.

    (3)  Qualified Election.  A waiver of a Qualified Joint and Survivor
         Annuity or a Qualified Preretirement Survivor Annuity shall be deemed a Qualified Election if it is made in writing on forms provided by the Administrator and if (i) the Participant's Spouse consents in writing to such waiver, (ii) the Spouse's consent acknowledges the effect of such election and (iii) such election is witnessed by the Plan Administrator or a Notary Public, or it is established to the satisfaction of the Plan Administrator that the consent required under (i) above may not be obtained because there is no Spouse or because the Spouse cannot be located. Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) under the preceding sentence shall be effective only with respect to such Spouse, and any subsequent change in the Beneficiary is invalid without a new consent from the Spouse. The election must designate a specific Beneficiary or a form of benefits, which designations may not be changed without spousal consent. The consent of the Spouse may expressly permit designations by the Participant without further consent by the Spouse; in this event, the Spouse must acknowledge that he has the right to limit consent to a specific Beneficiary and/or a form of benefit and that he voluntarily elects to relinquish either or both of such rights.
         The number of revocations by the Participant shall not be limited, but the consent of the Spouse to any applicable waiver shall be irrevocable.

    (4) Additional Information. If a Participant makes a request for additional information in a timely manner, the Administrator shall furnish such information by personal delivery or mail (first class, postage prepaid) to the Participant within thirty (30) days after receipt of the Participant's written request therefor. Such additional information shall consist of a written explanation, in nontechnical language, of the terms and conditions of the Qualified Joint and Survivor Annuity and the financial effect upon the particular Participant's benefit of making an election under this subsection. Such financial effect shall be expressed in terms of dollars per annuity payment. The Administrator shall not accommodate more than one (1) such request by a Participant.

    (5) Lump Sum Distribution. Notwithstanding the foregoing, a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be required with respect to a distribution of the present value of a Participant's entire nonforfeitable benefit derived from Employer and employee contributions which is not in excess of three thousand, five hundred dollars ($3,500) and which is made pursuant to Section 4.01(b). No such distribution may be made after the Annuity Starting Date unless the Participant and his Spouse (or where the Participant has died, the surviving Spouse) consents in writing to such distribution.

    (6) Notice Requirements. In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall provide each Participant no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date a written explanation of

         (i)   the terms and conditions of a Qualified Joint and Survivor
               Annuity;

         (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity;

         (iii) the rights of the Participant's Spouse;

         (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and

         (v) the relative values of the various optional forms of benefit under the Plan.

         In the case of a Qualified Preretirement Survivor Annuity, the Plan Administrator shall provide each Participant within the applicable period, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements above applicable to a Qualified Joint and Survivor Annuity.
         The applicable period within which notice is required to be provided to a Participant whichever of the following periods ends last:

         (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

         (ii) a reasonable period of time ending after the individual becomes a Participant;

         (iii) a reasonable period of time ending after the survivor benefit applicable to a Participant is no longer subsidized as defined in section 417(a)(5) of the Code;

         (iv) a reasonable period of time ending after the survivor benefit provisions become applicable with respect to a Participant; or

         (v) a reasonable period of time ending after separation of service in the case of a Participant who separates before attaining age thirty-five (35).

    For these purposes, a reasonable period ending after the enumerated events described in (ii), (iii) and (iv) is the end of the two year period beginning one year prior to the date the event occurs and ending one year after that date. On the occurrence of (v) above, notice shall be provided within the two year period beginning one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(c) Unmarried/Electing Participants. If a Participant entitled to a benefit under this Article is not married or has made an election under subsection (b)(3) of this Section, the benefit payable to him shall be in the form described in subsection (a) of this Section unless an optional form of benefit is elected by the Participant under Article V.
    Section 4.03   Limitation on Benefits.

(a) Maximum Permissible Amount. The annual benefit otherwise payable to a Participant at any time shall not exceed the Maximum Permissible Amount. If the benefit the Participant would otherwise accrue in a Limitation Year would produce an annual benefit in excess of the Maximum Permissible Amount, the rate of accrual will be reduced so that the annual benefit will equal the Maximum Permissible Amount. The Maximum Permissible Amount under the Plan means the lesser of ninety thousand ($90,000) or one hundred percent (100%) of the Participant's Section 415 Compensation.

    If the benefit commences before the Participant's Social Security Retirement Age, this dollar limitation is reduced as follows:

    (i)  If the Participant's Social Security Retirement Age is sixty-five
         (65), the dollar limitation for benefits commencing on or after age sixty-two (62) is reduced by five- ninths (5/9) of one (1) percent for each month by which the Participant attains age sixty-five (65).
    (ii) If the Participant's Social Security Retirement Age is greater than sixty-five (65), the dollar limitation for benefits commencing on or after age sixty-two (62) is reduced by five-ninths (5/9) of one (1) percent for each of the first thirty-six (36) months and five-twelfths (5/12) for each of the additional months (up to twenty-four (24) months) by which benefits commence before the month of the Participant's Social Security Retirement Age.

    (iii) If the annual benefit of a Participant commences prior to age sixty-two (62), the dollar limitation shall be the actuarial equivalent of the limitation determined under (i) or (ii), reduced for each month by which benefits commence before the month in which the Participant attains age sixty-two (62). To determine actuarial equivalence, the interest rate assumption used is the greater of five percent (5%) or the rate specified in Section 1.03 (relating to benefit options). Any decrease in the dollar limitation determined under this paragraph shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant.

         If the benefit commences after the Participant's Social Security Retirement Age, the dollar limitation is adjusted to the actuarial equivalent of a ninety thousand dollar ($90,000) annual benefit commencing at the Social Security Retirement Age. The interest rate assumption used is the lesser of five percent (5%) or the rate specified in Section 1.03 (relating to benefit options). The foregoing adjustments are governed by Code sections 415(b)(2)(C),
         (D) and (E), as appropriate, and section 415(b)(8) as implemented by the Tax Reform Act of 1986, which are incorporated herein by reference.

(b) Adjustments to Limitations. The dollar limitation under subsection (a) hereof shall be adjusted with respect to each Plan Year to reflect any cost-of-living adjustments made by the Secretary of the Treasury or his delegate, as in effect at the end of the Plan Year; provided, however, that anticipated future increases in such dollar limitation beyond the current Plan Year shall not be taken into account by the Actuary for purposes of determining the funding requirements of the Plan under
    Article III hereof. If the Participant has less than ten (10) years of participation under the Plan, the dollar limitation under subsection (a) hereof is reduced by one-tenth (1/10) for each year of participation (or part thereof) less than ten (10). To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding shall apply separately with respect to each change in the benefit structure of the Plan. If the Participant has less than ten years of service with the Employer, the compensation limitation under subsection
    (a) hereof is reduced by one-tenth (1/10) for each year of service (or part thereof) less than ten (10).

(c) Projected Annual Benefit. For purposes of this Section, a Participant's projected annual benefit shall be equal to the annual benefit to which he would be entitled based on the assumptions that his Employment continues until his Normal Retirement Date, that his Compensation remains constant from the Plan Year under consideration until his Normal Retirement Date, and that all other relevant factors used to determine benefits remain constant as of the current Plan Year for all future Plan Years.

(d) Benefits Not in Excess of $10,000. Notwithstanding subsection (a), benefits payable shall not be deemed to exceed the limitation of such subsection if such benefits do not exceed one thousand dollar ($1,000) multiplied by the Participant's Years of Employment (or parts thereof) up to a maximum of ten (10) years, and the Employer has not at any time maintained a defined contribution plan, a welfare benefit plan as defined in section 419(e) of the Code or an individual medical account as defined in section 415(l)(2) of the Code in which the Participant participated.

(e) 1.00 Limitation. If, in addition to this Plan, the Employer maintains or at any time maintained a defined contribution plan covering any Participant in this Plan, a welfare benefit fund as defined in section 419(e) of the Code or an individual medical account as defined in section 415(l)(2) of the Code, then for a Participant covered by such plan(s), the sum of the "defined benefit plan fraction", hereinafter described, and the "defined contribution plan fraction", also hereinafter described, for any Limitation Year shall not exceed one (1.00) and the annual benefit otherwise payable under the Plan shall be limited in accordance with
    Section 4.03(a) above.

    (1) The defined benefit plan fraction for any Limitation Year is a fraction, the numerator of which is the Participant's projected annual benefit under all the defined benefit plans (whether or not terminated) maintained by the Employer (determined as of the close of the Limitation Year), and the denominator of which is the lesser of the maximum dollar limit for such year multiplied by one and one-quarter (1.25) or the percentage of Compensation limit for such year multiplied by one and fourth-tenths (1.4), if such plan provided the maximum benefit allowable under section 415(b) of the Code.

         Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 for all Limitation Years beginning before January 1, 1987.

    (2) The defined contribution plan fraction for any Limitation Year is a fraction, the numerator of which is the sum of the annual additions under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the annual additions attributable to the Participant's nondeductible employee contributions to this and all other defined benefit plans (whether or not terminated) maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code or individual medical accounts, as defined in section 415(1)(2) of the Code, maintained by the Employer), and the denominator of which is the sum for all years of an Employee's service of the lesser of the maximum dollar limit multiplied by one and one-quarter (1.25) or the amount determined under the percentage of Compensation limit for such year multiplied by one and fourth-tenths (1.4) as provided for in section 415(c) of the Code.
         If the Employee was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (a) the excess of the sum of the fractions over 1.0 times (b) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. This adjustment is calculated using the fractions as they would be computed as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The annual addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

    (3) Adjustments made under subsection (b) hereof shall be applied in the denominator of the defined benefit plan fraction based upon Years of Employment, including future years occurring before the Participant's Normal Retirement Age. Such future years shall include the year in which the Participant reaches Normal Retirement Age only if it can be reasonably anticipated that the Participant will receive a year of service for such year.

(f) Aggregation of Plans. In the case of an individual who was a Participant in one or more defined benefit plans of the Employer as of the first day of the first limitation year beginning after December 31, 1986, the application of the limitations of this article shall not cause the maximum permissible amount for such individual under all such defined benefit plans to be less than the individual's current accrued benefit. The preceding sentence applies only if such defined benefit plans met the requirements of section 415 of the Code, for all limitation years beginning before January 1, 1987.

    Section 4.04   Normal Retirement.

(a) Condition. A Participant whose Employment is terminated on his Normal Retirement Date shall be entitled to receive a Normal Retirement Benefit.

(b) Normal Retirement Benefit. The monthly Normal Retirement Benefit, which shall commence on the Participant's Normal Retirement Date, shall be determined as one-twelfth (1/12) of one percent (1%) of the Participant's Average Compensation multiplied by his years of Credited Service for Benefit Accrual to a maximum of forty (40) years. Notwithstanding the foregoing, the Normal Retirement Benefit of any Participant whose Employment Date is prior to the Effective Date shall not be less than the greater of: (i) the Normal Retirement Benefit calculated as provided above, (ii) the Normal Retirement Benefit calculated under the terms of this Plan as in effect immediately prior to the Effective Date, but based upon the Participant's Average Compensation as defined in this Plan, or
    (iii) the Normal Retirement Benefit calculated under the terms of the Prior Plan as in effect immediately prior to the Effective Date.

(c) Normal Retirement Benefit Fully Vested. Notwithstanding any other provision in the Plan, a Participant's Normal Retirement Benefit shall be nonforfeitable upon his attainment of his Normal Retirement Age.

    Section 4.05   Early Retirement.

(a) Condition. A Participant whose employment is terminated on or after his Early Retirement Date, but before his Normal Retirement Date shall be entitled to receive an Early Retirement Benefit.

(b) Early Retirement Benefit. The Early Retirement Benefit, determined as of a Participant's Early Retirement Date, may be either (1) or (2), as the Participant elects, where

    (1) is a deferred Early Retirement Benefit which shall commence on his otherwise Normal Retirement Date, in an amount equal to his Accrued Benefit; and

    (2) is an actuarially reduced immediate Early Retirement Benefit which shall commence on the Participant's Early Retirement Date, in an amount equal to his Accrued Benefit.

    Section 4.06   Delayed Retirement.

(a) Condition. A Participant whose Employment continues beyond his Normal Retirement Date and then terminates shall be entitled to a Delayed Retirement Benefit.

(b) Delayed Retirement Benefit. The Delayed Retirement Benefit, determined as of the Participant's Delayed Retirement Date, shall be computed in the manner set forth in Section 4.04(b), but based upon the Participant's Average Compensation and Credited Service for Benefit Accrual as of his Delayed Retirement Date. Notwithstanding the foregoing, in no event shall a Participant's Delayed Retirement Benefit be less than the actuarial equivalent of the Participant's Normal Retirement Benefit.

    Section 4.07   Disability Retirement.

(a) Definition and Determination of Disability. A Participant will be considered disabled, or under a disability, if he suffers from a physical or mental condition resulting from bodily injury or disease or mental disorder which renders him incapable of performing his usual and customary duties of Employment. The decision as to the existence of a disability shall be made by the Plan Administrator on the basis of competent medical opinion, supplied by a licensed physician selected by the Plan Administrator. In the event a Participant becomes disabled, he shall be deemed to be fully vested as of the date of such disability.

(b) Condition. A Participant, who has been determined to be disabled, as provided above, whose Employment is terminated on or after his Disability Retirement Date as a result of the disability, shall be entitled to receive a Disability Retirement Benefit.

(c) Disability Retirement Benefit. The Disability Benefit, determined as of the Participant's Disability Retirement Date, may be either (1) or (2), as the Participant elects, where

    (1) is a deferred Disability Retirement Benefit which shall commence on his otherwise Normal Retirement Date, in an amount equal to his Accrued Benefit, and

    (2) is an actuarially reduced immediate Disability Retirement Benefit, which shall commence on his Disability Retirement Date, determined as his Accrued Benefit.

    Section 4.08   Termination of Employment.

(a) Condition. If a Participant terminates Employment and if he then does not become entitled to receive a benefit under any preceding Section of this Article IV, he may be entitled to a Vested Benefit under this Section.

(b) Vested Benefit. The Vested Benefit shall be computed by multiplying the amount of the Participant's Accrued Benefit by the nonforfeitable percentage applicable as of the date of the Participant's termination of Employment determined from the following schedule:

Credited                               Nonforfeitable
Service for Vesting                    Percentage

Less than 5                                  0%
5 or more                                 100%

    Notwithstanding the foregoing, in no event shall the Vested Benefit of a Participant who was a Participant in this Plan prior to the Effective Date be less than the Vested Benefit determined under the schedule contained in this Plan immediately prior to the Effective Date. In addition, any such Participant with three (3) or more Years of Credited Service for Vesting Purposes as of the date immediately prior to the Effective Date shall have the right to select betwwen the above schedule and the schedule in the Plan immediately prior to the Effective Date to determine how their Vested Benefit will be determined. Notwithstanding any other provision of the Plan to the contrary, the right of any Participant to receive any benefit payable under this Section shall not be forfeited or waived if such Participant's Employment is terminated for any reason, provided that such termination occurs after such Participant has met the requirements which would qualify him for benefits hereunder. A terminated Participant who has received a full distribution of his Vested Benefit and who has not been reemployed as of the date of termination of this Plan shall have no right to the restoration of his Vested Benefit, and any Accrued Benefit remaining, in which the Participant was not vested at the time of the Plan termination, shall be forfeited.

(c) Payment of Vested Benefit. The Vested Benefit shall be a deferred benefit commencing on the Participant's Normal Retirement Date;

Provided, however that in the event a Participant terminates his Employment after satisfying the service requirement for an Early Retirement Benefit but before satisfying the age requirement, he shall be entitled to an Early Retirement Benefit upon satisfaction of such age requirement.

    Section 4.09   Preretirement Death Benefit.

(a) Condition. In the event of a Participant's death while employed by the Employer, a death benefit shall be payable as provided in subsection (b) hereof.

(b) Death Benefit.
    (1) Participant With No Surviving Spouse. If the Participant is not married at the time of his death, or if he has waived the Qualified Preretirement Survivor Annuity pursuant to Section 4.02(b)(4), the Death Benefit shall be a lump sum amount payable to the Participant's Beneficiary, determined as the present value of the Accrued Benefit.

    (2) Participant With Surviving Spouse - Qualified Preretirement Survivor Annuity. If the Participant is married at the time of his death and has not elected otherwise pursuant to Section 4.02(b)(4), the Death Benefit shall be a monthly amount, payable to the Participant's Spouse, equal to the greater of:

         (A) the Actuarially Equivalent benefit for the life of the Spouse which can be provided by the lump sum amount described in
               Section 4.09(b)(1) or

         (B) the Qualified Preretirement Survivor Annuity under Section 4.02(b)(2).

    Generally, payment of the benefit to the surviving Spouse will commence at the Earliest Retirement Age. However, the Spouse may elect to have the Death Benefit commence at some earlier or later date, in an amount equal to the Actuarial Equivalent of the benefit payable hereunder. Further, the Spouse of a Participant with respect to whom the Death Benefit under this paragraph is payable may elect to have such benefit payable in an Actuarially Equivalent lump sum in lieu of the lifetime benefit, provided such election is made prior to the date the lifetime benefit would otherwise commence. The Employer shall furnish to the Spouse, within a reasonable time, a written explanation in non-technical language of the lifetime benefit and the lump sum alternative, and the financial effect (in terms of dollars) of each form of payment.

    Section 4.10 Post-Retirement Death Benefit. If a Participant dies after he has retired or has terminated Employment and before the payment of benefits, if any, has commenced, a death benefit shall be payable as provided
under Section 4.09(b).   If the Participant dies after distribution of his
interest has commenced, the remaining unpaid benefits, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death. If the Participant dies before distribution of his interest commences, the Participant's entire interest will be distributed no later than five (5) years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

(a) if any portion of any benefit payable after the Participant's death is payable to a designated Beneficiary (other than the Surviving Spouse) and if the distribution commences no later than one (1) year after the Participant's death (or such later date as the Secretary of the Treasury may prescribe by regulations) such portion may be distributed over the life or life expectancy of the Beneficiary;

(b) if any portion of any benefit payable after the Participant's death is payable to his Surviving Spouse and if the distribution commences no later than the date on which the Participant would have attained age seventy and one-half (70 1/2) such portion may be distributed over the life or life expectancy of the Surviving Spouse.

For purposes of this Section, life expectancy will be calculated by use of the return multiples specified in section 1.72-9 of the regulations. Any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

    Section 4.11 No Duplication of Benefits. Notwithstanding any provision of the Plan which may be construed to the contrary, a Participant or Beneficiary shall not be entitled to two separate benefits under the Plan which are attributable to the same period of Employment. Accordingly, if benefit payments are made to or in respect of the same Participant the determination of which is based upon the same period of Employment as the benefits previously paid, the benefit currently payable shall be reduced to reflect the Actuarial Equivalent value of the benefits previously paid.

                             A R T I C L E   V
                       OPTIONAL RETIREMENT BENEFITS

    Section 5.01 Election of Optional Retirement Benefit. Subject to written notice of a Participant's election filed with the Administrator in such form and manner as the Administrator shall require, at least 60 days prior to the earlier of the date benefit payments are to commence or the Participant's Retirement date, any Participant entitled to receive a benefit under the Plan may elect to receive a benefit payable in accordance with one of the options hereinafter set forth in lieu of the base form of settlement (or the Qualified Joint and Survivor Annuity, if applicable) under the Plan.
 Election of any such option shall not be subject to the approval of the Administrator. In no event may an optional form of payment be elected which provides for payment of the benefit over a period of time exceeding the Participant's life expectancy or the joint life expectancy of the Participant and his Spouse or designated Beneficiary.

    Section 5.02 Determination of Optional Benefit. The amount of any benefit payable in accordance with options provided in this Article shall be determined as of the date payment thereof is made or commenced as the Actuarial Equivalent of the base form of settlement. Under any option elected which provides for payments to a Beneficiary after the death of a Participant, except under Option 1 if the Participant's Spouse is the Beneficiary, the actuarial present value of all payments to the Participant must be more than fifty percent (50%) of the actuarial present value of payments to the Participant and his Beneficiary.

    Section 5.03   Description of Options.

    Option 1 Optional Joint and 100% Survivor Annuity. This form of benefit is payable monthly to the Participant for life and one hundred percent (100%) of such amount, shall continue after his death to his surviving Spouse for life.

    Option 2 Life Annuity with 120 Payments Guaranteed. This form of benefit is payable monthly to the Participant for life with the first one hundred twenty (120) monthly payments guaranteed. Any guaranteed payments due after the death of the Participant shall be payable to his designated Beneficiary, if any, who survives the Participant. In the event there is no surviving designated Beneficiary, the commuted value of any remaining guaranteed payments shall be payable in a lump sum to the Participant's estate. If the surviving designated Beneficiary should die before all guaranteed payments have been paid, the commuted value of any remaining guaranteed payments shall be payable in a lump sum to the estate of such Beneficiary.

    Option 3  Lump Sum.   This form of benefit is a single lump sum payment
to the Participant.

    Option 4   Protected Benefits.   In addition to the foregoing forms of
payment, for any Participant who was a Participant in the Plan immediately prior to the Effective Date, and with respect to that portion of their benefit which accrued prior to the Effective Date, those optional forms of payment under the Plan immediately prior to the Effective Date shall also be available.

    Section 5.04 Cancellation of Election. The election of a Participant of any option under this Article involving survivor payments shall be null and void if the Participant's designated Beneficiary shall die before benefit payments commence, and benefits shall be payable pursuant to the base form of settlement.

    Section 5.05 Purchase of Annuities. The Administrator may at any time in its discretion direct the Trustee to purchase annuities from an insurance company to provide benefits otherwise payable under the Plan. Any such annuity which is distributed to a Participant or Beneficiary shall be endorsed as "nontransferable."

    Section 5.06 Eligible Rollover Distributions. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section 5.06 the following words and phrases shall have meaning as defined hereinbelow.

 "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income.

"Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution.
 However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

"Distributee" shall mean a Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order are Distributees with regard to the interest of the spouse or former spouse.

"Direct Rollover" shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Notice Requirements. If an Eligible Rollover Distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, the distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that: (i) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice in which to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Distributee, after receiving the notice, affirmatively elects a distribution.

                            A R T I C L E    VI
                     MODIFICATIONS FOR TOP HEAVY PLANS

    Section 6.01 Application of Article. Should a determination be made that this Plan constitutes a Top Heavy Plan, the provisions of this Article VI shall be applicable notwithstanding any other provisions of this Plan to the contrary.

    Section 6.02 Minimum Benefit. For any Plan Year in which this Plan is determined to be a Top Heavy Plan, each Participant who is not a Key Employee will accrue a benefit (to be provided solely by Employer contributions and expressed as a life annuity commencing at Normal Retirement Age) equal to two percent (2%) of his average Compensation for the five (5) consecutive Plan Years for which his Compensation was highest. To determine this highest average Compensation, the aggregate Compensation for the years during such five-year period in which the Participant was credited with a Year of Service should be divided by the number of such years.

All accrued benefits attributable to Employer contributions, whether or not attributable to years for which the Plan is a Top Heavy Plan, may be used in computing whether the minimum accrual requirements of this Section 5.02 are satisfied. This minimum accrual shall be determined without regard to any Social Security contribution and shall apply even though under other Plan provisions the Participant would not otherwise be entitled to receive an accrual (or would have received a lesser accrual for the Plan Year) because
(a) the Non Key Employee failed to make mandatory contributions to the Plan,
(b) the Non Key Employee's Compensation is less than a stated amount, (c) the Non Key Employee is not employed on the last day of the Plan Year, or (d) the Plan is integrated with Social Security.

No additional benefit accrual shall be provided pursuant to the foregoing paragraph to the extent that the total accrual on behalf of the Participant attributable to Employer contributions will provide a benefit expressed as a life annuity commencing at Normal Retirement Age that equals or exceeds twenty percent (20%) of the Participant's average Compensation for the five (5) consecutive Plan Years for which his Compensation was the highest.

    Section 6.03 Accelerated Vesting. The Plan provides a vesting schedule in Section 4.08. For any Plan Year in which this Plan is deemed to be a Top
Heavy Plan, the vesting schedule shall be as follows:

Credited Service

Nonforfeitable for Vesting   Percentage

Less than 3                         0%
3 or more                         100%

Should this Plan, in a later year, not be deemed a Top Heavy Plan, after previously being so categorized, the original vesting schedule shall again be effective, except that the vested percentage attained by Participants shall not be reduced thereby and Participants with three (3) or more Years of Employment shall have the right to select the schedule under which their Vested Benefit will be determined.

    Section 6.04 Modification of Defined Benefit and Defined Contribution Plan Fraction.
For any Plan Year in which the Plan is deemed to be a Top Heavy Plan, the denominators of the defined benefit plan fraction and the defined contribution plan fraction contained in Section 4.03(e) shall be modified by substituting in the formulas given therein 1.00 wherever appears 1.25. Notwithstanding the above, if this Plan would not be deemed to be a Top Heavy Plan if 90% were substituted for 60% in Section 1.63, then the reduction in the defined benefit plan fraction and the defined contribution plan fraction as set forth in the preceding sentence, shall not be made if the following special minimum benefit is provided for Non-Key Employees covered by the defined benefit plan. Such a minimum non-integrated benefit shall be in an amount, which when expressed as an annual retirement benefit, is no less than 3% of such non-Key Employee's average annual Compensation for his highest consecutive Years of Employment, not exceeding five (5) years, multiplied by the Employee's Years of Employment with the Employer, not exceeding ten (10) years. For this purpose, Years of Employment with the Employer shall not include Years of Employment completed during a Plan Year for which the Plan is not a Top Heavy Plan. Further, Years of Employment with the Employer shall not include any Years of Employment completed in any calendar year which begins before January 1, 1984.

                            A R T I C L E   VII
                          PARTICIPATING EMPLOYERS

    Section 7.01 Participation by Other Employers. Anything contained herein to the contrary notwithstanding, with the consent of the Sponsor, any subsidiary or related Employer of the Sponsor may participate in this Plan and be known as a participating Employer.

    Section 7.02 Delegation of Authority. With respect to all of its relations with the Trustee and Administrative Committee for the purpose of this Plan, such participating Employers and each of them shall be deemed to have authorized and empowered the Sponsor to execute the Plan on behalf of such Employer. Further, the participating Employers and each of them shall be deemed to have authorized and empowered the Sponsor to execute the trust agreement which constitutes a part hereof, and any amendments to the Plan and to take any other actions as he may deem necessary to implement and maintain the Plan.

    Section 7.03 Employee Transfer. In the event that an Employee is transferred between participating Employers, the Employee involved shall carry with him his accumulated years of employment and eligibility. No such transfer shall effect a termination of Employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred, provided, however, that no duplication of benefits shall result.

    Section 7.04 Discontinuance of Participation. Any participating Employer may, with the consent of the Sponsor, discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee.

    Section 7.05 Administrative Committee Authority. The Administrative Committee shall have authority to make any and all necessary rules or regulations, binding upon all participating Employers and all Participants, to effectuate the purpose of the Article.

                           A R T I C L E   VIII
                          ADMINISTRATION OF PLAN

    Section 8.01 Plan Administrator. The Administrator of the Plan shall have the sole power, duty and responsibility of directing the administration of the Plan in accordance with the provisions herein set forth. The Administrator shall have the sole and absolute right and power to construe and interpret the provisions of the Plan and administer it for the best interests of Employees including, but not limited to, the following powers and duties:

(a) to construe any ambiguity and interpret any provision of the Plan or supply any omission or reconcile any inconsistencies in such manner as it deems proper;

(b) to determine eligibility to become a Participant in the Plan in accordance with its terms;

(c) to decide all questions of eligibility for, and determine the amount, manner, and time of payment of, any benefits hereunder, and to afford any person dissatisfied with such decision or determination, upon written notice thereof, the right to a full and fair hearing thereon;

(d) to establish uniform rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan;

(e) to adopt such reasonable funding policy and method and actuarial valuation method as it deems necessary or desirable, and to receive and review the annual actuarial valuation report on the Plan;

(f) to receive and review reports of the financial condition and of the receipts and disbursements of the Fund from the Trustee, and to determine and communicate to the Trustee the long-term and short-term financial goals of the Plan;

(g) to file such reports and statements with, and to make such disclosures to, the Secretary of Labor or his delegate and the Internal Revenue Service as required by law;

(h) to furnish to Participants and Beneficiaries such information and statements, with respect to the Plan and their individual interests therein, as required by law, and any additional information as deemed to be appropriate by the Administrator; and

(i) to establish reasonable procedures for determining whether a Domestic Relations Order is a Qualified Domestic Relations Order pursuant to the Plan and the Retirement Equity Act.

All directions by the Administrator shall be conclusive on all parties concerned, including the Trustee, and all decisions of the Administrator as to the facts of any case and the meaning, intent, or proper construction of any provision of the Plan, or as to any rule or regulation in its application to any case shall be final and conclusive; provided, however, that all rules and decisions of the Administrator shall be uniformly and consistently applied to all Employees in similar circumstances, and the Administrator shall have no power to administratively add to, subtract from or modify any of the terms of the Plan, or to change, add to or subtract from any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for participation or for benefits under the Plan.

    Section 8.02 Claims Procedure. If, upon application for benefits made by a Participant or Beneficiary pursuant to Section 4.01, the Administrator shall determine that benefits applied for shall be denied either in whole or in part, the following provisions shall govern:

(a) Notice of Denial. The Administrator shall, upon its denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (1) the specific reason or reasons for the denial, (2) specific reference to pertinent Plan provisions upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim, and (4) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection (b) of this Section.

(b) Claims Review. Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right to (1) request a review of the denial of benefits by written notice delivered to the Administrator, (2) review pertinent documents, and (3) submit issues and comments in writing.

(c) Decision on Review. The Administrator shall, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), appoint a committee for the purpose of conducting such review, and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based. Such notice shall be delivered to the claimant not later than sixty (60) days following the receipt of the claimant' request, or, in the event that the Administrator shall determine that a hearing is needed, not later than one hundred and twenty (120) days following receipt of such request.

    Section 8.03 Records. All acts, determinations and correspondence with respect to the Plan shall be duly recorded and all such records, together with such other documents, including the Plan and all amendments thereto, if any, pertinent to the Plan or the administration thereof, shall be preserved in the custody of the Administrator and shall at all reasonable times be made available to Participants and Beneficiaries for examination.

    Section 8.04 Delegation of Authority. The administrative duties and responsibilities of the Administrator as set forth in this Article and elsewhere in the Plan may be delegated by the Administrator in whatever manner it chooses, in whole or in part, to an Administrative Committee consisting of such persons as the Administrator shall select. The Administrator shall certify to the Trustee in writing as to the membership and extent of authority of such Committee and any changes relative thereto as may occur from time to time. The authority of the Committee shall be deemed to be that of the Administrator to the extent so certified by the Administrator. The Trustee shall be entitled to rely on the last such certification received and to continue to rely thereon until subsequent written certification to the contrary is received from the Administrator. The Administrator shall indemnify and hold harmless the members of the Administrative Committee, and each of them, from any liability arising from the effects and consequences of their acts, omissions and conduct in their official capacity with respect to the Plan and the administration thereof, except to the extent that such liability shall result from their own willful misconduct or gross negligence.

The Administrator, or the Administrative Committee to which it has delegated its duties and responsibilities hereunder, may employ such competent agent or agents as it may deem appropriate or desirable to perform such ministerial duties or consultative, actuarial, or other services as the Administrator or its Committee may in its discretion deem necessary to facilitate the efficient and proper administration of the Plan. The Administrator and its Administrative Committee shall be entitled to rely upon all reports, advice and information furnished by such agent or agents, and all action taken or suffered by them in good faith in reliance thereon shall be conclusive upon all such agents, Participants, Beneficiaries and other persons interested in the Plan.

    Section 8.05 Legal Incompetence. If any Participant or Beneficiary is a minor, or is in the judgment of the Administrator otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Administrator may, unless and until a claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct the Trustee that payment be made to such person's spouse, child, parent, brother or sister, or other person deemed by the Administrator to be a proper person to receive such payment. Any payment so made shall be a complete discharge of any liability under the Plan for such payment.

    Section 8.06 Correction of Errors. If any change in records or error results in any Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Administrator, upon discovery of such error, shall correct the error by adjusting, as far as is practicable, the payments in such manner that the benefits to which such person was correctly entitled shall be paid.

    Section 8.07 Qualified Domestic Relations Order Procedure. In the case of any Domestic Relations Order received by the Plan Administrator, the Plan Administrator shall promptly notify the Participant and the Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of Domestic Relations Orders, and within a reasonable period after receipt of such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

The Plan shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under such qualified orders. Such procedures shall be in writing, shall provide for the notification of each person specified in a Domestic Relations Order as entitled to payment of benefits under the Plan (at the address included in the Domestic Relations Order) of such procedures promptly upon receipt by the Plan of the Domestic Relations Order, and shall permit an Alternate Payee to designate a representative for receipt of copies of notices that are sent to the Alternate Payee with respect to a Domestic Relations Order. During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction, or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within eighteen (18) months, it is determined that the order is not a Qualified Domestic Relations Order, or the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, then the Plan Administrator shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the eighteen (18)-month period shall be applied prospectively only. If the Plan Administrator or any fiduciary acts in accordance with this subtitle in treating a Domestic
Relations Order as being (or not being) a Qualified Domestic Relations Order, or taking action under the preceding paragraph, then the Plan's obligation to the Participant and each Alternate Payee shall be discharged to the extent of any payment made pursuant to the Retirement Equity Act.

                            A R T I C L E   IX
                         AMENDMENT OR TERMINATION

    Section 9.01 Amendment of Plan. The Employer shall have the right at any time to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed by the Employer and delivered to and acknowledged by the Trustee; provided, however, that no amendment shall have the effect of causing or permitting any part of the Fund to be used for or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries and no amendment shall have the effect of revesting in the Employer any portion of the Fund. No amendment to the vesting schedule shall deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. If the vesting schedule of the Plan is amended, or if the Plan is amended in any way which directly or indirectly affects the computation of a Participant's nonforfeitable percentage of benefits, each Participant with at least three (3) Years of Employment may elect, within a reasonable period after such amendment is adopted, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence on the date of adoption of the amendment and shall end on the latest of

(a) Sixty (60) days after the amendment is adopted;

(b) Sixty (60) days after the amendment is effective; or

(c) Sixty (60) days after the Participant is given written notice of the amendment by the Administrator.

No amendment shall operate to increase the duties and responsibilities of the Trustee except by written instrument duly executed by and between the Employer and the Trustee. No amendment shall decrease a Participant's
Accrued Benefit, as of the date of amendment, by eliminating an optional form of payment or reducing a subsidy for an early retirement benefit. No amendment to the Plan (including a change in the actuarial basis for determining optional or Early Retirement Benefits) shall have the effect of decreasing a Participant's Accrued Benefit. Notwithstanding the preceding sentence, a Participant's Accrued Benefit may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of (1) eliminating or reducing an Early Retirement Benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to Employment before the amendment shall be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfied (either before or after the amendment) the pre-amendment conditions for the subsidy.
In general, a retirement-type subsidy is a subsidy that continues after Retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a Death Benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or becomes effective.

    Section 9.02 Termination of Plan. Although the Employer expects the Plan to be continued indefinitely, it reserves the right to at any time terminate the Plan by action of the Board. In the event of termination of the Plan, the Employer shall notify the Trustee in writing of such termination and, prior to any distribution of assets hereunder, shall file notice, in such form and manner as is required by law with the Internal Revenue Service, and, if applicable, with the Pension Benefit Guaranty Corporation.

    Section 9.03 Mergers. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other retirement plan, the benefit hereunder to which a Participant or Beneficiary would be entitled, shall, immediately after such merger, consolidation or transfer (if the Plan then terminated), be equal to or greater than such benefit would have been immediately before such merger, consolidation or transfer (if the Plan had then terminated).

    Section 9.04 Rights Nonforfeitable. Upon termination or partial termination of the Plan, the rights of all affected Participants and Beneficiaries, to the extent then funded, shall be nonforfeitable without regard to Section 4.07, and shall be determined in accordance with this
Article IX. Distribution of assets shall be made by the Trustee in accordance with this Article IX. Any annuity contracts distributed shall be nontransferable.

    Section 9.05   Allocation of Assets.
(a) Priority Classes. Upon termination of the Plan, the assets of the Plan held to provide benefits shall be allocated and distributed among Participants and Beneficiaries in the following order:

    (1) to benefits being paid in the form of annuity payments from the Plan to Participants and Beneficiaries who began receiving benefits as of the date thirty-six (36) months prior to the termination date of the Plan, including benefits which would have been received on such date had the Participant retired on or before such date, based on Plan provisions in effect during the five-year period ending on the termination date of the Plan under which such benefit would be the least;

    (2)  to all other nonforfeitable benefits;

    (3)  to all other benefits payable under the Plan.

(b) Insufficiency of Assets.
    (1) If the assets available for allocation under paragraphs (1) and (2) of subsection (a) of this Section are insufficient to satisfy in full the benefits of all individuals to whom such paragraphs are applicable, the assets shall be allocated pro rata among such individuals on the basis of the present value, as of the termination date, of their respective benefits.

    (2) If the assets available for allocation under paragraph (3) of subsection (a) of this Section are insufficient to satisfy in full the benefits of all individuals to whom such paragraph is applicable, the assets shall be allocated to the benefits of such individuals on the basis of such benefits as in effect at the beginning of the five- year period ending on the Plan termination date, or if then sufficient, on the basis of the most recent amendment effective during such five-year period under which the assets are sufficient to satisfy such benefits, and any assets remaining shall be allocated on the basis of the amendment, if any, next succeeding.

(c) Residual Assets. Any residual assets may be distributed to the Employer if:
    (1) all liabilities with respect to Participants and Beneficiaries have been satisfied in full, and
    (2)  such distribution does not contravene any provision of law.

    Section 9.06 Restrictions on Benefits. This Section shall apply only to the extent required by regulations promulgated by the Secretary of the Treasury in accordance with section 401(a)(4) of the Internal Revenue Code.

(a) In the event the Plan is terminated, the benefit of any Highly Compensated Employee and any highly compensated former employee (within the meaning of Section 414(q) of the Code and the regulations thereunder) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code. In addition, annual payments to an Employee who is among the twenty-five (25) Highly Compensated Employees or highly compensated former Employees with the greatest Compensation in the current or any prior year shall not exceed an amount equal to the payments that would be made on behalf of the Employee under:

    (1) a straight life annuity that is the Actuarial Equivalent of the Employee's Accrued Benefit and the other benefits to which the Employee is entitled under the Plan (other than any Social Security Supplement); and

    (2) the amount of the payments that the Employee is entitled to receive under any Social Security supplement.

(b) The restrictions of subsection (a) do not apply if any one of the following is satisfied:

    (1) after payment to such Employee of all benefits (as described in Treasury Regulation section 1.401(a)(4)-5(b)(3)(iii)), the value of Plan assets equals or exceeds one hundred ten percent (110%) of the value of current liabilities, as defined in section 412(1)(7) of the Code;

    (2) the value of the benefits (as described in Treasury Regulation section 1.401(a)(4)-5(b)(3)(iii)) for such Employee is less than one percent (1%) of the value of current liabilities before distribution; or

    (3) the value of the benefits (as described in Treasury Regulation section 1.401(a)(4)- 5(b)(3)(iii)) for such Employee does not exceed the amount described in section 411(a)(11)(A) of the Code.

    These provisions shall apply only to the extent required by section 401(a)(4) of the Code and regulations thereunder.

                             A R T I C L E   X
                               MISCELLANEOUS

    Section 10.01 Liability of Employer. No Employee, Participant or Beneficiary shall have any right or claim to any benefit under the Plan except in accordance with its provisions. The adoption of the Plan shall not be construed as creating any contract of employment between the Employer and any Employee or otherwise conferring upon any Employee or other person any legal right to continuation of Employment, nor as limiting or qualifying the right of the Employer to discharge any Employee without regard to the effect that such discharge might have upon his rights under the Plan.

    Section 10.02 Spendthrift Clause. No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, garnishment, attachment, execution, or levy of any kind whatsoever, and the Trustee shall not issue any certificate or other documentation representing any interest, right or claim in or to any part of the Trust Fund. Notwithstanding the preceding, payment to an Alternate Payee according to the terms of a Qualified Domestic Relations Order and the withholding of federal income tax shall not be considered an assignment or alienation of benefits under the Plan.

    Section 10.03 Successor to Business of Employer. Any successor to the business of the Employer may continue the Plan and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

In the event that the Employer is reorganized or all or substantially all of its assets are sold without any provision being made for the continuance of this Plan by a successor to the business of the Employer, the Plan shall terminate and the assets shall be distributed as provided in Section 7.05 hereof.

    Section 10.04 Conflict of Provisions. If any provision or term of this Plan, or of the Trust Agreement entered into pursuant hereto, is deemed to be at variance with, or contrary to, any law of the United States or applicable state law, the provision of the law shall be deemed to govern.

    Section 10.05 Successors to Trustee. The provisions of this Plan, and of the Trust Agreement entered into pursuant hereto, shall bind and inure to the benefit of the successors to the Trustee named in said Agreement.

    Section 10.06 Definition of Words. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular, in any place or places herein where the context may require such substitution or substitutions.

    Section 10.07 Titles. The titles of Articles and Sections are included for convenience only and shall not be construed as a part of the Plan or in any respect to affect or modify its provisions.

    Section 10.08 Execution of the Plan. This document may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

    IN WITNESS WHEREOF, the Employer has caused the Plan to be signed by its duly authorized officer and adopted this 13 day of December, 1994.

                                           SOUTH ALABAMA BANCORPORATION


Attest:/s/Raymond F. Lynn, Jr.             By:  /s/ J. Stephen Nelson

                                           Title:   Chairman

                                           FIRST NATIONAL BANK,
                                           A NATIONAL BANKING ASSOCIATION


Attest:/s/ Raymond F. Lynn, Jr.            By:  /s/ J. Stephen Nelson

                                           Title:   Chairman and CEO

                                           THE BANK OF MOBILE

Attest:/s/ Raymond F. Lynn, Jr.            By:  /s/ W. Bibb Lamar, Jr.

                                           Title:   President and CEO